As filed with the United States Securities and Exchange Commission on March 10, 2011

Registration No. 333-58033

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1 to

FORM S-8

Registration Statement Under The Securities Act of 1933

DYNAMIC MATERIALS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	84-0608431 (I.R.S. Employer Identification No.)

5405 Spine Road

Boulder, Colorado  80301

(303) 665-5700

(Address, including zip code and telephone number, including area code, of registrant’s principal executive office)

Richard A. Santa

Senior Vice President, CFO & Secretary

5405 Spine Road

Boulder CO 80301

(303) 604-3938

(Name, address, including zip code and telephone number, including area code, of agent for service)

With a copy to:

Garth B. Jensen, Esq.

Holme Roberts & Owen LLP

1700 Lincoln Street, Suite 4100

Denver, Colorado 80203

(303) 861-7000

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐

Deregistration of Unsold Securities.

This Post-Effective Amendment No. 1 to Form S-8 Registration Statement relates to the Registration Statement on Form S-8 (File No. 333-58033), filed with the Securities and Exchange Commission (the “SEC”) on June 29, 1998 (the “Registration Statement”) by Dynamic Materials Corporation (the “Registrant”), relating to the registration of 200,000 shares of common stock, par value $0.05 per share (the “Common Stock”) of the Registrant issuable under Registrant’s Employee Stock Purchase Plan and 1997 Equity Incentive Plan.

In accordance with the Registrant’s undertakings in the Registration Statement, the Registrant hereby amends the Registration Statement to remove from registration all shares of Common Stock registered but remaining unsold as of the date hereof, if any, under the Registration Statement and to terminate the effectiveness of the Registration Statement.

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Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to be signed on its behalf by the undersigned.

DYNAMIC MATERIALS CORPORATION.

March 9, 2011	By	/s/ Richard A. Santa
Richard A. Santa
Senior Vice President and Chief Financial Officer

Signatures	Title	Date

/s/ Yvon Pierre Cariou	President and Chief Executive Officer (Principal Executive Officer)	March 9, 2011
Yvon Pierre Cariou

/s/ Richard A. Santa	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	March 9, 2011
Richard A. Santa

/s/ Dean K. Allen	Chairman and Director	March 9, 2011
Dean K. Allen

/s/ Robert A. Cohen	Director	March 9, 2011
Robert A. Cohen

/s/ James J. Ferris	Director	March 9, 2011
James J. Ferris

/s/ Richard P. Graff	Director	March 9, 2011
Richard P. Graff

/s/ Bernard Hueber	Director	March 9, 2011
Bernard Hueber

/s/ Gerard Munéra	Director	March 9, 2011
Gerard Munéra

/s/ Rolf Rospek	Director	March 9, 2011
Rolf Rospek

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